UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2015

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-129347	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01           Entry into a Material Definitive Agreement.

On January 27, 2015, the Compensation Committee recommended and the Board of Directors of White Mountain Titanium Corporation (the “Company”) approved a Management Services Agreement with JPES Inc., a company owned and controlled by Eric Gan, the Chief Financial Officer of the Company (the “CFO Management Services Agreement”). The CFO Management Services Agreement was executed by the Company and Mr. Gan on January 27, 2015, and will be effective retroactive to November 1, 2015. This agreement will supersede the prior letter agreement dated August 1, 2014, between the Company and Mr. Gan.

The material terms and conditions of each of the CFO Management Services Agreement are disclosed in response to Item 5.02 below and such information is incorporated into this Item. A copy of the agreement is attached as an exhibit to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the CFO Management Services Agreement, Mr. Gan has agreed to continue to serve as Chief Financial Officer of the Company and his company will provide designated financial management services. The base amount payable under the agreement is $12,500 per month, plus reimbursable out of pocket expenses. Until the month during which the Company receives regulatory approval of its Environmental Impact Statement (“EIS”), $1,500 of this base amount will not be paid but will accrue, without interest, and be paid promptly, but not later than the last business day of the calendar month next following receipt of the EIS. As a signing bonus, the Company granted to Mr. Gan options to purchase up to 300,000 shares of common stock pursuant to the terms of the Company’s 2010 Stock Option/Stock Issuance Plan (the “Plan”). These options are fully vested, will expire on December 31, 2017, and are exercisable at $0.45 per share. In addition, the Company has agreed to grant Mr. Gan the following stock bonuses under the Plan: (i) 200,000 shares upon the Company signing the first definitive strategic alliance agreement and/or arrangement of project capital, and (ii) 200,000 shares upon obtaining a listing for the Company’s stock on a senior stock exchange. Mr. Gan will also be entitled to participate in the Company’s annual management share compensation pool. The Company has agreed to provide him with the use of office space at the Company’s offices. The agreement also provides for severance payments in the event of termination upon a change of control by which he would receive a severance payment equal to the highest annual base amount, immediate vesting of any unvested options, warrants or other convertible instruments, the pro rata amount of any bonuses or share compensation pool, and the extension of the exercise period of any options, warrants or other convertible instruments for at least six months following termination. The agreement may be terminated by either party without cause upon three months’ written notice.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	CFO Management Services Agreement dated effective November 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: January 28, 2015	By	/s/ Kin Wong
Kin Wong, Chief Executive Officer